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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants



The Board of Directors of
Boston Private Financial Holdings, Inc.

       We consent to the incorporation by reference in the Registration Statement on Form S-3 of Boston Private Financial Holdings, Inc., of our report dated January 12, 2001 relating to the consolidated balance sheets of Boston Private Financial Holdings, Inc., and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Boston Private Financial Holdings, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP
                                         -------------------------------------


                                         KPMG LLP




Boston, Massachusetts

November 5, 2001